                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2005, relating to the financial statements of Somanetics Corporation, appearing in the Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 2004 and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------
Detroit, Michigan
May 31, 2005